                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of Kraft Foods Inc. (the "Company") on Form S-8 (File No. 333-71266) and in the Company's Registration Statement on Form S-3 (File No. 333-67770) of our report dated January 28, 2002 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 28, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP



Chicago, Illinois
March 14, 2002